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                                                                 EXHIBIT 10.10


                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") dated as of January 3, 2000 by and among Steven C. Jacobs ("Jacobs") and Mauricio Borgonovo ("Borgonovo") ("Sellers") and Peachtree FiberOptics, Inc., a Delaware corporation ("Purchaser").

                                   ARTICLE 1.

                           PURCHASE AND SALE OF ASSETS

         SECTION 1.1 PURCHASE AND SALE. On the Closing Date (as hereinafter defined), Sellers shall sell, convey, transfer, assign and deliver to Purchaser, by appropriate instruments in a form satisfactory to Purchaser, and Purchaser shall purchase and accept, for the consideration hereinafter provided, the assets listed on Exhibit A attached hereto.

         SECTION 1.2       PURCHASE PRICE.

         (a) The aggregate purchase price (the "Purchase Price") of the Assets shall be:

                  Each Seller will be issued a warrant (collectively, the "Warrant") with each Warrant giving the holder the right to purchase 95,000 shares of Purchaser's common stock, exercisable for a period of five years following the Closing Date (defined below) at an exercise price of $2.50 per share, pursuant to the form of Warrant Certificate attached hereto as Exhibit B.

                                   ARTICLE 2.

                                     CLOSING

         SECTION 2.1 THE CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on January 3, 2000 at the offices of Cohen, Berke, Bernstein, Brodie & Kondell, P.A., 2601 South Bayshore Drive, Suite 1900, Miami, Florida 33133 with the execution of this Agreement. The date of the Closing shall be referred to as the "Closing Date".

         SECTION 2.2     DELIVERIES AT CLOSING.  At the Closing:

                  (b)    There shall be delivered to the Sellers;

                         (i)      The Warrants.

                  (c)    There shall be delivered to Purchaser:

                           (i)      The Bill of Sale and General Assignment
Agreement in the form attached hereto as Exhibits C and D, respectively.

                                   ARTICLE 3.

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Sellers represent and warrant to Purchaser as follows:

         SECTION 3.1 NO CONFLICTS, CONSENTS. The execution, delivery and performance by the Sellers of this Agreement will not violate, conflict with or result in a breach or default under (after the giving of notice or the passage




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of time or both), or permit the termination of, any contract to which either of them is a party or by which it or any of the Assets may be bound or subject, or result in the creation of any lien upon any of the Assets.

         SECTION 3.2 TITLE. Sellers have good and marketable title to all of the Assets, free and clear of all liens. The Assets are in good condition and repair (subject to normal wear and tear).

         SECTION 3.3   CONTRACTS.

                  (a) True and complete copies of all contracts constituting part of the Assets have been delivered to Purchaser.

                  (b) All such contracts are valid, existing, in full force and effect and, to the knowledge of the Sellers, the other parties thereto in accordance with their terms.

                                   ARTICLE 4.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser makes the following representations and warranties to the
Sellers:

         SECTION 4.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is duly qualified to do business in all states where its activities make such qualification necessary.

         SECTION 4.2 AUTHORITY. Purchaser has full power and has taken all corporate action necessary to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of the obligations of Purchaser under this Agreement has been, or will be on the Closing Date, duly and effectively authorized by Purchaser's Board of Directors and no further corporate authority therefor or approval thereof is required by law.

         SECTION 4.3 CONFLICTS. The execution, delivery and performance of this Agreement shall not conflict with or result in the breach or violation of the Purchaser's Articles of Incorporation, By-Laws or any contract, agreement, lease, commitment, license, permit, authorization or concession to which it is a party or by which it is bound, or any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award of any court or administrative or governmental body, or constitute an event which with notice, lapse of time, or both, would result in any such breach, or violation and which would have a material adverse effect on the Purchaser.

                                   ARTICLE 5.

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1 NO ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other party.

         SECTION 5.2 GOVERNING LAW. This Agreement is deemed to have been made in the State of Florida and its interpretations, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Florida for contracts made and to be performed in that State.

         SECTION 5.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.



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         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                       PURCHASER:

                                       PEACHTREE FIBEROPTICS, INC., a Delaware
                                       corporation

                                       By: /S/ leonard Sokolow
                                          -------------------------------------
                                       Title: CEO
                                             -----------------------------------
                                       SELLERS:


                                       /s/ Steven Jacobs
                                       ----------------------------------------
                                       Steven C. Jacobs


                                       /s/ Mauricio Borgonovo
                                       ----------------------------------------
                                       Mauricio Borgonovo



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